                                                                   EXHIBIT 10.16

                            [CROSSROADS LETTERHEAD]


STRICTLY PRIVATE

To:        Andrea Wenholz

From:      Brian R. Smith, Chairman and CEO

Date:      01/06/03

Subject:   Fiscal Year 2003 Stock Bonus Incentive Program

The fiscal year 2003 Stock Bonus Incentive Program has been developed to reward individual contributions through Company success and to incent and reward high individual performance.

The specifics of the plan are:

     1.) You will be eligible to receive a stock performance grant for 112,000 shares of the Company's common stock (the "Shares") at a zero cost basis except for applicable withholding taxes. You will receive the Shares in accordance with the following schedule:

               a. You will receive up to fifty percent (50%) of the Shares on December 15, 2003, provided (i) the performance goals specified in Paragraph 2 below are attained for fiscal year 2003 which ends on October 31, 2003 and (ii) you are an employee of the Company through such date. The actual number of Shares to be issued to you on December 15, 2003 will depend on the level of achievement of the performance goals as specified in Paragraph 2 below.

               b. You will receive one-half (1/2) of the remaining Shares on June 15, 2004, provided you remain an employee of the Company through such date.

               c. You will receive the remaining Shares on December 15, 2004, provided you remain an employee of the Company through such date.


     2.) The number of Shares payable to you on December 15, 2003 will be determined as follows:

               a. Seventeen and one-half percent (17.5%) of the Shares will be paid provided 100% of the pre-determined Company target revenue for fiscal year 2003 is achieved. If less than 100% of the target revenue is achieved, the number of Shares issuable with respect to this performance goal will be reduced in the proportion specified in Paragraph 3.

               b. Seventeen and one-half percent (17.5%) of the Shares will be issued provided 100% of the pre-determined Company target pre-tax income for fiscal year 2003 is achieved. If less than 100% of the target pre-tax income is achieved, the number of Shares issuable with respect to this performance goal will be reduced in the proportion specified in Paragraph 3.

               c. Three percent (3.0%) of the Shares will be issued on December 15, 2003 for fiscal year 2003 upon achievement of EACH of the Management by Objective (MBO) components as defined below such that a total of fifteen percent (15.0%) of the Shares will be issued if all the MBOs are achieved:

                          i. Individual contribution-subjective management assessment (3%)

                         ii.   Customer satisfaction-one customer
                               satisfaction objective (3%)

                        iii.   Financial performance-one financial
                               performance objective (3%)

                         iv. Selectable-one objective not already selected in any of the four areas based on organization primary objectives (3%)

                          v.   Team development-one team development
                               objective (3%)

The Company must meet a minimum of 85% of the target Company revenue and pre-tax income objectives for MBOs to be payable as defined above. The target Company revenue and pre-tax income will be determined by the Company at its sole discretion. There will be an update quarterly on Company performance goals.

The MBOs will be selected and approved at the sole discretion of the executive you report to. The objectives are key to current and future business plans of the Company. The objectives will be reviewed quarterly with you to validate the continued relevance of the objective and to communicate your performance in relation to the objective. An objective can be adjusted at the discretion of the Company during the year with one over one approval (two management levels) for unusual or windfall events.

     3.) The number of Shares issuable on December 15, 2003 for fiscal year 2003 on the basis of the achievement of less than 100% of the Company's performance measures (revenue (17.5%) and pre-tax income (17.5%)) will be determined as follows:

PERCENT OF         PERCENT OF SHARES      PERCENT OF        PERCENT OF SHARES
TARGET ACHIEVED    ALLOCATED TO TARGET    TARGET ACHIEVED   ALLOCATED TO TARGET
---------------    -------------------    ---------------   -------------------
<85%               0%                     96%                      96%
=85%               85%                    97%                      97%
 86%               86%                    98%                      98%
 87%               87%                    99%                      99%
 88%               88%                    100%                     100%
 89%               89%
 90%               90%
 91%               91%
 92%               92%
 93%               93%
 94%               94%
 95%               95%

     Income Tax Consequences: You will recognize taxable income upon receipt of the Shares. The amount of taxable income will be equal to the fair market value of the Shares received. Such income will be subject to all applicable income and employment withholding taxes. No Shares will be issued to you until receipt by the Company of such taxes.

     Change in Control:

     Any Shares remaining payable at the time of a Change in Control but not otherwise payable at such time will automatically accelerate and be paid immediately following the effective date of such transaction.

     The term Change in Control is as defined in the Appendix, page A-1, item D, of the Crossroads Systems, Inc. 1999 Stock Incentive Plan.

     General Provisions:

     1) Employees who leave the Company prior to the completion of the stock bonus issuance schedule as stated above will not be eligible to receive the remaining shares of the grant.

     2) The 2003 discretionary Stock Bonus Incentive Program has been developed for fiscal year 2003 only and is subject to change annually and/or as business conditions from time to time dictate.

     3) This plan is confidential to you. The sharing of this information may be grounds for removing you from the Plan.